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
                   EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
                           VOTE THIS PROXY CARD TODAY!
                    YOUR PROMPT RESPONSE WILL SAVE YOUR FUND
                       THE EXPENSE OF ADDITIONAL MAILINGS

                                   Your Proxy Vote is important!

                                   Now you can Vote your Proxy on the PHONE or on the INTERNET.

                                   Just follow these simple steps:

                                   1.  Read your proxy statement and have it at hand.

                                   2.  Call toll-free 1-866-241-6192 or go to the website: https://vote.proxy-direct.com
                                                             -----------------------------
                                   3.  Follow the recorded or on-screen directions.

                                   4.  Do not mail your Proxy Card when you vote by phone or via the Internet.
                                          ---

                        Please detach at perforation before mailing.

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PROXY                      TOUCHSTONE TAX-FREE TRUST                     PROXY
                 TOUCHSTONE TAX-FREE INTERMEDIATE TERM FUND
           SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2004

The undersigned hereby instructs Jay S. Fitton and Elizabeth A. Santen, and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of the Touchstone Tax-Free Intermediate Term Fund (the "Fund") which the undersigned is entitled to vote at a special meeting of shareholders of the Fund to be held at 10:00 a.m., Eastern time, on May 21, 2004, at the offices of the Trust, 221 East Fourth Street, Suite 300, Cincinnati, Ohio 45202 and at any adjournment thereof, as indicated on the reverse side. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. A majority of the proxies present and acting at the meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power of authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

RECEIPT OF THE NOTICE OF THE SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT, AS APPLICABLE, IS HEREBY ACKNOWLEDGED.

                            VOTE VIA THE INTERNET: https://vote.proxy-direct.com VOTE VIA THE TELEPHONE: 1-866-241-6192

                            NOTE: PLEASE SIGN EXACTLY AS YOUR NAME (S)
                            APPEAR ON THIS CARD. When signing as attorney, executor, administrator, trustee, guardian or as custodian for a minor please sign your name and give your full title as such. If signing on behalf of a corporation please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign this card. Please sign, date and return.


                             ---------------------------------------
                             Signature and Title, if applicable


                             ---------------------------------------
                             Signature(if held jointly)


                             __________________________________, 2004
                             Date
UNLESS VOTING BY TELEPHONE OR THE INTERNET, PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE!

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
                           VOTE THIS PROXY CARD TODAY!
                    YOUR PROMPT RESPONSE WILL SAVE YOUR FUND
                       THE EXPENSE OF ADDITIONAL MAILINGS














                          Please detach at perforation before mailing.



SHARES HELD ON BEHALF OF THE SHAREHOLDER WILL BE VOTED AS INDICATED BELOW OR FOR ANY PROPOSAL FOR WHICH NO CHOICE IS INDICATED.

IF THIS PROXY CARD IS SIGNED AND RETURNED AND NO SPECIFICATION IS MADE, THE PROXIES SHALL VOTE FOR THE PROPOSAL.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: EXAMPLE: |_|

1.  To approve a Plan of Reorganization that provides for            |_| FOR   |_| AGAINST   |_| ABSTAIN
    the acquisition of all of the assets of the Touchstone
    Tax-Free Intermediate Term Fund by the Touchstone Ohio
    Insured Tax-Free Fund in exchange for shares of the
    Touchstone Ohio Insured Tax-Free Fund and the assumption
    by the Touchstone Ohio Insured Tax-Free Fund of all of
    the liabilities of the Touchstone Tax-Free Intermediate
    Term Fund.




       IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE BEFORE MAILING

  INSTRUCTIONS FOR SIGNING PROXY CARDS

         The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Trust in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

         REGISTRATION                                        VALID SIGNATURE

         CORPORATE ACCOUNTS

         (1)      ABC Corp. . . . . . . . . . . . . . . .  . ABC Corp.

         (2)      ABC Corp. . . . . . . . . . . . . . . .  . John Doe, Treasurer

         (3)      ABC Corp.
                  c/o John Doe, Treasurer . . . . . . . .   John Doe

         (4)      ABC Corp. Profit Sharing Plan . . ......  John Doe, Trustee

         TRUST ACCOUNTS

         (1)      ABC Trust . . . . . . . . . . . . . . . . Jane B. Doe, Trustee

         (2)      Jane B. Doe, Trustee
                  u/t/d 12/28/78 . . . . . . . . . . . . . .Jane B. Doe

         CUSTODIAL OR ESTATE ACCOUNTS

         (1)      John B. Smith, Cust.
                  f/b/o John B. Smith, Jr. UGMA . . . . . . John B. Smith

         (2)      Estate of John B. Smith . . . . . . . .  John B. Smith, Jr.,
                                                           Executor



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